UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2006

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement
          On November 10, 2006, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a first amendment to the development and marketing agreement (“Agreement”) dated February 22, 2006, with Par Pharmaceuticals, Inc. (“Par”) whereby Par shall make a non-refundable, non-creditable payment to the Company of five million dollars ($5,000,000) within thirty (30) days of the execution of the amendment. Par will have no other financial milestone or equity investment obligations to the Company under the amended agreement. In addition, the generic products covered under the amended agreement shall be limited to the sumatriptan injection products. The Company shall continue to receive a majority of the profits from the sale of the sumatriptan injection products. Par agreed to provide financial and legal support, including the payment of all legal expenses, for the patent challenge for sumatriptan injection, for which the Company entered into a settlement agreement with Glaxo Group Limited on November 10, 2006. If the settlement agreement is terminated after government review, then Par’s litigation obligation shall continue.
          The Company does not have any material relationship with Par other than the amended agreement discussed above.
          The foregoing description of amended Agreement is qualified in its entirety by reference to the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated November 13, 2006.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2006

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria.
	Name:	Shyam Kumaria
	Title:	Vice President, Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated November 13, 2006.